Exhibit 99.1

Exa Reports Third Quarter Fiscal 2014 Financial Results

Revenue Increases 12%, or 15% on a Constant Currency Basis, From a Year Ago

Burlington, Mass., December 4, 2013 – Exa® Corporation (NASDAQ: EXA), a global innovator of fluids simulation solutions for product engineering, today announced financial results for the third quarter of fiscal 2014, which ended October 31, 2013.

“We are pleased to report a return to double-digit growth in the quarter, with revenue increasing 12%, or 15% on a constant currency basis, from a year ago,” said Stephen Remondi, President and Chief Executive Officer of Exa. “With our improving business momentum, we are more confident in our ability to deliver double-digit revenue growth for all of fiscal 2014. We believe we have significant opportunities ahead of us and that we can deliver strong growth as we further penetrate existing customers, and leverage our leadership in ground transportation to new clients in additional markets around the world. To accomplish this we expect to continue making investments in products, technology and people across our organization that we believe will drive long-term growth and increasing shareholder value.”

Third Quarter Fiscal 2014 Financial Highlights

Revenue

•	Total revenue for the third quarter of fiscal 2014, which ended October 31, 2013, was $14.1 million, an increase of 12% compared to $12.6 million in the comparable period in fiscal 2013. Revenue in the third quarter grew by 15% on a constant currency basis, compared with the corresponding period in fiscal 2013.

•	License revenue was $11.1 million for the third quarter of fiscal 2014, compared to $10.3 million in the comparable period in fiscal 2013, representing an increase of 8%, or 10% on a constant currency basis.

•	Project revenue was $3.0 million for the third quarter of fiscal 2014, compared to $2.3 million in the comparable period in fiscal 2013, representing an increase of 30%, or 35% on a constant currency basis.

Profitability

•	GAAP income from operations was $0.7 million in the third quarter of fiscal 2014, compared to GAAP income from operations of $0.9 million in the comparable period in fiscal 2013.

•	Non-GAAP income from operations was $1.1 million in the third quarter of fiscal 2014, compared to non-GAAP income from operations of $1.2 million in the comparable period in fiscal 2013.

•	Adjusted EBITDA was $1.6 million in the third quarter of fiscal 2014, compared to $1.6 million in the comparable period in fiscal 2013.

•	GAAP net income was $0.5 million in the third quarter of fiscal 2014, compared to GAAP net income of $0.2 million for the comparable period in fiscal 2013. GAAP net income per share was $0.04, based on 14.7 million diluted weighted average shares outstanding, compared to GAAP net income per share of $0.01 for the comparable period in fiscal 2013, based on 14.6 million diluted weighted average shares outstanding.

•	Non-GAAP net income was $0.8 million, or $0.05 per diluted share in the third quarter of fiscal 2014, compared to non-GAAP net income of $0.4 million, or $0.03 per diluted share, in the third quarter of fiscal 2013.

Balance Sheet

•	The company had $25.4 million in cash and cash equivalents at October 31, 2013, compared to $33.0 million at July 31, 2013.

Business Outlook

Based on information available as of December 4, 2013, Exa is issuing guidance for the fourth quarter and full year fiscal 2014 as indicated below.

Fourth Quarter Fiscal 2014:

•	Total revenue is expected to be in the range of $14.2 million to $15.7 million.

•	GAAP net (loss)/income is expected to be in the range of $(0.2) million to $0.4 million.

•	Non-GAAP net income is expected to be in the range of $0.1 million to $0.7 million.

•	Adjusted EBITDA is expected to be in the range of $0.6 million to $1.8 million.

•	Basic share count for the third quarter is estimated to be 13.4 million shares.

•	Diluted share count for the third quarter is estimated to be 14.8 million shares.

Full Year Fiscal 2014:

•	Total revenue is expected to be in the range of $53.5 million to $55.0 million.

•	GAAP net loss is expected to be in the range of ($1.0) million to $(0.4) million.

•	Non-GAAP net income is expected to be in the range of breakeven to $0.6 million.

•	Adjusted EBITDA is expected to be in the range of $3.1 million to $4.2 million.

•	Basic share count for the full year is estimated to be 13.4 million shares.

•	Diluted share count for the full year is estimated to be 14.7 million shares.

The above guidance assumes an exchange rate of 1.35 US dollars per Euro and 100.0 Japanese yen per US dollar for the balance of fiscal year 2014.

An explanation and reconciliation of historical and forward-looking non-GAAP measures presented above, including revenue on a constant currency basis, adjusted EBITDA, non-GAAP income (loss) from operations and non-GAAP net income (loss), to the comparable GAAP measures is provided below and in the attachments to this press release.

Conference Call Information

What:	Exa’s third quarter fiscal 2014 financial results conference call
When:	Wednesday, December 4, 2013
Time:	5:00 p.m. ET
Webcast:	http://investor.exa.com (live and replay)

Live Call:	(877) 878-2664, Domestic
(970) 315-0423, International
Replay:	(855) 859-2056, Passcode 15425809, Domestic
(404) 537-3406, Passcode 15425809, International

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are presented on a GAAP basis, we disclose revenue on a constant currency basis, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share and Adjusted EBITDA. These non-GAAP measures are not in accordance with, or an alternative for, amounts determined in accordance with generally accepted accounting principles in the United States. The GAAP measure most comparable to revenue on a constant currency basis is GAAP revenue. The GAAP measure most comparable to non-GAAP income from operations is GAAP income from operations. The GAAP measure most comparable to Non-GAAP net income and Adjusted EBITDA is GAAP net income. The GAAP measure most comparable to Non-GAAP net income per diluted share is GAAP net income per diluted share. A reconciliation of these non-GAAP financial measures to the corresponding GAAP measure is included below.

We define revenue on a constant currency basis as GAAP revenue, adjusted to reverse the impact of changes in the average exchange rates of currencies in which our international operations generated revenue and incurred expenses.

We define Non-GAAP net income as net income, excluding the after tax impact of non-cash, stock-based compensation expense and the amortization of acquired intangibles. We define EBITDA as net income, excluding depreciation and amortization, interest expense, loss on extinguishment of debt, other income (expense), foreign exchange gain (loss) and provision for income taxes, and we define Adjusted EBITDA as EBITDA, excluding non-cash, stock-based compensation expense.

Our management uses these non-GAAP measures when evaluating our operating performance and for internal planning and forecasting purposes. We believe that these measures help indicate underlying trends in our business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing our operating performance. For example, our international operations generate revenue and incur expenses that are denominated in foreign currencies. These amounts could be materially affected by currency fluctuations. Our principal exposures are to fluctuations in exchange rates for the United States dollar versus the Euro, British pound, Japanese yen, Chinese yuan and Korean won. Changes in currency exchange rates that are beyond our control can significantly affect our consolidated results of operations. We believe that disclosure of our revenue on a constant currency basis is useful as an indicator of demand for our solutions independent of the influence of currency exchange fluctuations. Management considers Adjusted EBITDA to be an important indicator of our operational strength and the performance of our business and a good measure of our historical operating trends. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP and, in particular, should not be considered a measure of our liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. Investors should carefully consider the attached reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About Exa Corporation

Exa Corporation develops, sells and supports simulation software and services to enhance product performance, reduce product development costs and improve the efficiency of design and engineering processes. Exa’s simulation solutions enable their customers to gain crucial insight into design performance early in the design cycle, thus reducing the likelihood of expensive redesigns and late-stage engineering changes. As a result, Exa’s customers realize significant cost savings and fundamental improvements in their engineering development process. Our products include, PowerFLOW®, PowerDELTA®, PowerCLAY®, PowerVIZ®, PowerSPECTRUM®, PowerACOUSTICS®, PowerINSIGHT®, PowerCASE™, PowerCOOL® and PowerTHERM® along with professional engineering consulting services. A partial customer list includes: AGCO, BMW, Ford, Hyundai, Kenworth, MAN, Nissan, Peterbilt, Renault, Scania, Toyota, Volkswagen, and Volvo Trucks.

Safe Harbor Statement

This press release, including the section entitled “Business Outlook,” contains forward-looking statements describing our expectations concerning future events and our future financial performance. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2013, and Form 10-Q for the quarter-ended April 30, 2013, and in our other SEC filings. These factors may cause our actual results to differ materially from those described in our forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake a responsibility to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

Media Contact:

Michelle Murray-Ross, Exa Corporation

+1 (781) 564-0251

michelle@exa.com

Investor Relations Contact:

Garo Toomajanian, ICR

+1 (781) 564-0337

investor@exa.com

EXA CORPORATION

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	October 31, 2013	January 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$25,439	$30,716
Accounts receivable	7,538	27,840
Deferred tax assets	1,646	970
Prepaid expenses and other current assets	2,107	1,938

Total current assets	36,730	61,464
Property and equipment, net	5,924	6,176
Intangible assets, net	2,833	3,096
Deferred tax assets	13,212	12,274
Other assets	1,115	1,060

Total assets	$59,814	$84,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$852	$1,743
Accrued expenses	6,062	7,284
Current portion of long-term debt, net of discount (1)	—	1,747
Current portion of deferred revenue	11,674	26,013
Current maturities of capital lease obligations	2,010	2,051

Total current liabilities	20,598	38,838
Long-term debt, net of current portion and discount (1)	—	5,024
Deferred revenue	423	128
Capital lease obligations	1,890	2,818
Other long-term liabilities	879	1,009
Deferred rent	981	1,482

Total liabilities	24,771	49,299

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 and 195,000,000 shares authorized, respectively; 13,380,361 and 13,319,715 shares issued, respectively; 13,347,859 and 13,287,213 shares outstanding, respectively	13	13
Additional paid-in capital	84,805	83,786
Accumulated deficit	(49,835)	(49,012)
Treasury stock (32,502 common shares, at cost)	—	—
Accumulated other comprehensive loss	60	(16)

Total stockholders’ equity	35,043	34,771

Total liabilities and stockholders’ equity	$59,814	$84,070

(1)	Includes amounts due to a related party, as follows:

	October 31, 2013	January 31, 2013
Current portion of long-term debt	$—	$274
Long-term debt, net of current portion	$—	$499

EXA CORPORATION

Consolidated Statements of Operations and Statements of Comprehensive Income (Loss)

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012

Revenue:
License revenue	$11,121	$10,317	$32,532	$30,545
Project revenue	2,987	2,295	6,768	5,194

Total revenues	14,108	12,612	39,300	35,739

Operating expenses (1):
Cost of revenues	4,023	3,644	11,527	9,979
Sales and marketing	2,243	1,529	6,539	4,838
Research and development	4,428	4,113	13,264	12,410
General and administrative (2)	2,736	2,435	7,933	6,361

Total operating expenses	13,430	11,721	39,263	33,588

Income from operations	678	891	37	2,151

Other expense, net:
Foreign exchange gain (loss)	31	(115)	(25)	211
Interest expense	(71)	(403)	(628)	(1,226)
Interest income	4	1	13	3
Loss on extinguishment of debt	—	—	(755)	—
Other income, net	2	2	7	513

Total other expense, net	(34)	(515)	(1,388)	(499)

Income (loss) before income taxes	644	376	(1,351)	1,652
(Provision) benefit for income taxes	(128)	(217)	528	(549)

Net income (loss)	$516	$159	$(823)	$1,103

Net income (loss) per share:
Basic	$0.04	$0.01	$(0.06)	$0.18
Diluted	$0.04	$0.01	$(0.06)	$0.09

Weighted average shares outstanding used in computing net income (loss) per share:
Basic	13,341,235	13,264,018	13,318,839	6,133,987
Diluted	14,704,522	14,639,264	13,318,839	12,303,723

Comprehensive income (loss):
Net income (loss)	$516	$159	$(823)	$1,103
Foreign currency translation adjustments	64	10	76	13

Comprehensive income (loss)	$580	$169	$(747)	$1,116

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
Cost of revenues	$35	$28	$99	$82
Sales and marketing	67	49	169	143
Research and development	110	75	264	232
General and administrative	138	83	314	253

Total	$350	$235	$846	$710

(2)	Includes amortization expense related to intangible assets as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012
General and administrative	$88	$98	$263	$292

EXA CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended October 31,
	2013	2012
Cash flows provided by (used in) operating activities:
Net (loss) income	$(823)	$1,103
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,561	1,321
Stock-based compensation expense	846	710
Deferred rent expense	(424)	(142)
Non-cash interest	162	444
Loss on extinguishment of debt, non-cash portion	465	—
Mark-to-market adjustment of preferred stock warrant liability	—	(228)
Mark-to-market adjustment of equity participation right	—	(276)
Deferred income taxes	(1,614)	244
Net change in operating assets and liabilities:
Accounts receivable	20,398	15,780
Prepaid expenses and other current assets	(201)	104
Other assets	(55)	2,053
Accounts payable	(887)	(1,722)
Accrued expenses	(1,107)	(4,391)
Other liabilities	84	(76)
Deferred revenue	(13,978)	(19,062)

Net cash provided by (used in) operating activities	4,427	(4,138)

Cash flows used in investing activities:
Purchases of property and equipment	(674)	(348)

Net cash used in investing activities	(674)	(348)

Cash flows (used in) provided by financing activities:
Net decrease in line of credit	—	(7,000)
Proceeds from borrowings under long-term debt	—	3,500
Proceeds from stock option and warrant exercises	173	31
Payments of long-term debt	(7,365)	(816)
Payments of capital lease obligations	(1,532)	(675)
Proceeds from initial public offering, net of $4,174 issuance costs	—	34,592
Payment of debt issuance costs	(213)	(100)

Net cash (used in) provided by financing activities	(8,937)	29,532

Effect of exchange rate changes on cash	(93)	66

Net (decrease) increase in cash and cash equivalents	(5,277)	25,112

Cash and cash equivalents, beginning of period	30,716	11,468

Cash and cash equivalents, end of period	$25,439	$36,580

Supplemental cash flow disclosures:
Cash paid for interest	$533	$751
Cash paid for income taxes	$289	$773
Supplemental disclosure of non-cash investing and financing activities:
Acquisition of equipment through capital leases	$563	$2,116
Conversion of preferred stock into common stock	$—	$32,685
Conversion of preferred stock warrants into common stock warrants	$—	$1,324

EXA CORPORATION

Reconciliation of historical Non-GAAP to GAAP measures

(Unaudited)

(in thousands, except per share data)

Adjusted EBITDA:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012

Net income (loss)	$516	$159	$(823)	$1,103
Add back:
Depreciation and amortization	522	489	1,561	1,321
Interest expense, net	67	402	615	1,223
Loss on extinguishment of debt	—	—	755	—
Other income, net	(2)	(2)	(7)	(513)
Foreign exchange (gain) loss	(31)	115	25	(211)
Provision (benefit) for income taxes	128	217	(528)	549

EBITDA	1,200	1,380	1,598	3,472
Stock-based compensation expense	350	235	846	710

Adjusted EBITDA	$1,550	$1,615	$2,444	$4,182

Non-GAAP operating income:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012

Operating income	$678	$891	$37	$2,151
Add back:
Stock-based compensation expense	350	235	846	710
Amortization of acquired intangible assets	88	98	263	292

Non-GAAP operating income	$1,116	$1,224	$1,146	$3,153

Non-GAAP net income:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012

Net income (loss)	$516	$159	$(823)	$1,103
Add back:
Stock-based compensation expense	350	235	846	710
Amortization of acquired intangible assets	88	98	263	292
Income tax effect (1)	(155)	(119)	(388)	(351)

Non-GAAP net income	$799	$373	$(102)	$1,754

Non-GAAP net income, per diluted share:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012

Net income (loss), per diluted share (2)	$0.04	$0.01	$(0.06)	$0.09
Add back:
Stock-based compensation expense	0.02	0.02	0.06	0.06
Amortization of acquired intangible assets	0.01	0.01	0.02	0.02
Income tax effect (1)	(0.01)	(0.01)	(0.03)	(0.03)

Non-GAAP net income, per diluted share (2)(3):	$0.05	$0.03	$(0.01)	$0.14

(1)	The tax effect of non-cash stock based compensation expense and non-cash amortization of acquired intangibles is estimated using a blended rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Share amounts utilized on a fully diluted basis were approximately 14.7 million and 13.3 million, respectively, for the three and nine months ended October 31, 2013. Share amounts utilized on a fully diluted bases were approximately 14.6 million and 12.3 million, respectively, for the three and nine months ended October 31, 2012.
(3)	Due to rounding, totals may not equal the sum of line items in the table above.

EXA CORPORATION

Reconciliation of forward looking Non-GAAP to GAAP measures

EBITDA and Adjusted EBITDA:

(in millions)	Three Months Ended January 31, 2014	Year Ended January 31, 2014

Net (loss) income	$(0.2) - 0.4	$(1.0) - (0.4)
Add back:
Depreciation and amortization	0.6	2.2
Interest expense, net	0.1	0.7
Other expense, net	—	0.7
(Benefit) provision for income taxes	(0.3) - 0.3	(0.7) - (0.2)

EBITDA	0.2 - 1.4	1.9 - 3.0
Stock-based compensation expense	0.4	1.2

Adjusted EBITDA	$0.6 - 1.8	$3.1 - 4.2

Non-GAAP net income:

(in millions)	Three Months Ended January 31, 2014	Year Ended January 31, 2014

Net (loss) income	$(0.2) - 0.4	$(1.0) - (0.4)
Add back:
Stock-based compensation expense	0.4	1.2
Amortization of acquired intangibles	0.1	0.4
Income tax effect (1)	(0.2)	(0.6)

Non-GAAP net income	$0.1 - 0.7	$0.0 - 0.6

(1)	Non-GAAP financial information for the quarter is adjusted using a blended tax rate equivalent to our annual estimated United States federal tax rate and our state tax rate, exclusive of our net federal benefit. This rate is based on our estimated annual GAAP income tax rate forecast. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenues and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.